For additional information contact:

John C. (Jay) Lent

Executive Vice President and

Chief Financial Officer

(904) 998-5501

Atlantic coast Financial CORPORATION rePORTS

SECOND QUARTER 2014 RESULTS

JACKSONVILLE, Fla. (July 30, 2014) – Atlantic Coast Financial Corporation (the "Company," NASDAQ: ACFC), the holding company for Atlantic Coast Bank (the "Bank"), today reported earnings per share of $0.02 for the second quarter ended June 30, 2014, continuing a profitable trend that resumed in the first quarter of 2014.

Commenting on the second quarter, John K. Stephens, Jr., President and Chief Executive Officer, said, "Our second quarter results demonstrate that Atlantic Coast is making steady headway toward its long-term goals, and our dedication to improving our product base and expanding our reach within the local community is helping to lead the way. This progress would not be possible without the outstanding work of Atlantic Coast's people, including our many new hires who accounted for a nearly 20% increase in our employee base and who are providing a catalyst for new growth initiatives. Every day our employees help create a better bank, while continuing to focus their efforts on the needs of our clients. While we still face challenges, our plan is working and our core business continues to grow stronger. I believe the prospects for Atlantic Coast are clear and bright."

Stephens continued, "In addition to our improving financial performance, our efforts to strengthen our senior management team reached a major milestone recently with the naming of Jay Lent as our new Chief Financial Officer. Jay brings to our company the skills and experience gained from a banking career that has spanned more than 30 years."

Significant highlights of the second quarter and first half of 2014 included:

•	Net income improved to $0.2 million or $0.02 per diluted share during the quarter ended June 30, 2014, from a net loss of $1.5 million or $0.62 per diluted share for the year-earlier quarter. Excluding costs associated with a proposed merger that stockholders rejected in June 2013, the adjusted net loss for the second quarter of 2013 was $0.4 million or $0.17 per diluted share during the year-earlier quarter (adjusted net loss is a non-GAAP measurement; see reconciliation of GAAP and non-GAAP measures at page 5 in this release).

•	Net income improved to $0.4 million or $0.03 per diluted share for the six months ended June 30, 2014, versus a net loss of $3.6 million or $1.43 per diluted share and an adjusted net loss of $2.3 million or $0.91 per diluted share for the same period in 2013.

•	Nonperforming assets decreased 63% to $9.4 million or 1.33% of total assets at June 30, 2014, from $25.2 million or 3.40% of total assets at June 30, 2013, but increased 6% from $8.9 million or 1.26% of total assets at March 31, 2014.

•	Total assets declined to $710.1 million at June 30, 2014, compared with $733.6 million at December 31, 2013, primarily due to the maturity of $26.5 million of the Company's repurchase agreements during the first quarter of 2014.

•	The Company's ratios of both Tier 1 capital to adjusted total assets and total risk-based capital improved to 10.17% and 18.75%, respectively, and they continued to exceed the levels – 9% and 13%, respectively – required by the Bank's Consent Order (the "Order") entered into with the Office of the Comptroller of the Currency effective August 10, 2012.

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ACFC Reports Second Quarter Results

July 30, 2014

Jay Lent, Executive Vice President and Chief Financial Officer, added, "Upon joining Atlantic Coast, I was very impressed with the level of effort I observed from our employees and their determination to help this bank succeed. Through those efforts, Atlantic Coast delivered another positive quarter, with strong contributions from all of our business units. Our stronger balance sheet, loan growth, and a profitable second quarter are evidence that we are meeting the goals set by senior management after our successful capital raise."

Bank Regulatory Capital	At
Key Capital Measures	June 30, 2014	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013
Tier 1 (core) capital ratio (to adjusted total assets)	10.17%	10.13%	9.73%	4.88%	4.83%
Total risk-based capital ratio (to risk-weighted assets)	18.75%	19.74%	20.47%	10.30%	9.55%
Tier 1 (core) risk-based capital ratio	17.49%	18.49%	19.22%	9.04%	8.29%

The decrease in total risk-based capital to risk-weighted assets and Tier 1 capital to risk-weighted assets as of June 30, 2014, compared to the linked-quarter, was primarily due to an increase in risk-weighted assets as the Bank continues to shift its asset base to higher interest-earning assets, partially offset by an increase in the fair value of investment securities, which had a positive impact on equity and, therefore, capital ratios through accumulated other comprehensive income.

Effective August 10, 2012, the Bank's Board of Directors agreed to the issuance of the Order. Among other things, the Order called for the Bank to achieve and maintain a Tier 1 capital ratio of 9% of adjusted total assets and a total risk-based capital ratio of 13% of risk-weighted assets by December 31, 2012. The Bank was in compliance with the capital levels required by the Order as of June 30, 2014.

Credit Quality	At
	June 30, 2014	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013
	(Dollars in millions)
Nonperforming loans	$4.0	$3.4	$3.4	$13.6	$12.4
Nonperforming loans to total portfolio loans	0.98%	0.85%	0.89%	3.49%	3.12%
Other real estate owned	$5.4	$5.5	$5.2	$11.5	$12.8
Nonperforming assets	$9.4	$8.9	$8.6	$25.1	$25.2
Nonperforming assets to total assets	1.33%	1.26%	1.17%	3.51%	3.40%
Troubled debt restructurings performing for less than 12 months under terms of modification	$25.3	$22.3	$21.8	$22.3	$21.4
Total nonperforming assets and troubled debt restructurings performing for less than 12 months under terms of modification	$34.7	$31.2	$30.4	$47.4	$46.6
Troubled debt restructurings performing for more than 12 months under terms of modification	$11.3	$12.3	$12.3	$12.3	$14.6

 Overall, the Company has continued to see improving credit quality during the past year as the pace of loans being reclassified to nonperforming has slowed, particularly in categories such as one- to four-family residential and home equity loans. The increase in nonperforming assets during the second quarter of 2014 reflected an increase in nonperforming loans primarily related to one commercial real estate loan. The number of troubled debt restructurings also increased in the second quarter of 2014, primarily due to an increase in one- to four-family residential loans being modified.

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ACFC Reports Second Quarter Results

July 30, 2014

Provision / Allowance for Loan Losses	At and for the Three Months Ended			At and for the Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
	(Dollars in millions)
Provision for portfolio loan losses	$0.3	$0.5	$1.2	$0.8	$2.4
Allowance for portfolio loan losses	$7.0	$7.0	$10.0	$7.0	$10.0
Allowance for portfolio loan losses to total portfolio loans	1.69%	1.74%	2.53%	1.69%	2.53%
Allowance for portfolio loan losses to nonperforming loans	173.20%	205.80%	81.09%	173.20%	81.09%
Net charge-offs	$0.3	$0.4	$1.8	$0.8	$3.5
Net charge-offs to average outstanding portfolio loans	0.31%	0.47%	1.79%	0.39%	1.69%

The decline in the provision for portfolio loan losses in the second quarter and first six months of 2014 compared with the second quarter and first six months of 2013 reflected reduced nonperforming loans and a decline in early-stage delinquencies of one- to four-family residential and home equity loans. Management believes the allowance for portfolio loan losses as of June 30, 2014, is sufficient to absorb losses in portfolio loans at June 30, 2014. The decline in net charge-offs for the second quarter and first six months of 2014 compared with the second quarter and first six months of 2013 reflected a decrease in charge-offs in all of the Company's loan categories, with the most significant decrease in the second quarter of 2014 attributable to commercial real estate loans and the most significant decreases in the first six months of 2014 attributable to one-to-four family residential loans, home equity loans, and commercial real estate loans.

Net Interest Income	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
	(Dollars in millions)
Net interest income	$4.3	$4.2	$4.2	$8.5	$8.5
Net interest margin	2.59%	2.43%	2.35%	2.51%	2.39%
Yield on investment securities	1.98%	2.09%	1.46%	2.03%	1.37%
Yield on loans	5.53%	5.83%	5.85%	5.67%	5.81%
Total cost of funds	1.64%	1.72%	1.80%	1.68%	1.82%
Average cost of deposits	0.55%	0.58%	0.69%	0.57%	0.69%
Rates paid on borrowed funds	4.43%	4.49%	4.62%	4.46%	4.59%

The increase in net interest margin during the second quarter and first six months of 2014 compared with the second quarter and first six months of 2013 was primarily due to the Company redeploying excess liquidity maintained over the past year to grow its portfolio loans, coupled with the maturity of repurchase agreements. The increase in net interest margin during 2014 primarily reflects an increase in interest-earning assets outstanding. Throughout 2013, prior to completing a capital raise in December 2013, the Company attempted to preserve capital, a plan that included limiting its investments in portfolio loans.

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ACFC Reports Second Quarter Results

July 30, 2014

Noninterest Income / Noninterest Expense	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
	(Dollars in millions)
Noninterest income	$1.6	$1.5	$1.7	$3.1	$3.4
Noninterest expense	$5.3	$4.9	$6.2	$10.2	$13.1
Adjusted noninterest expense*	$5.3	$4.9	$5.1	$10.1	$11.8
Efficiency ratio	89.51%	87.47%	105.67%	88.51%	109.53%
Adjusted efficiency ratio*	89.51%	87.47%	86.43%	88.51%	98.71%

_________________________

* This is a non-GAAP measure, see reconciliation of GAAP and non-GAAP measures at page 5 in this release.

The decrease in noninterest income during the first six months of 2014 compared with the first six months of 2013 primarily reflected lower gains on loans held-for-sale and a decrease in service charges and fees. The decrease in adjusted noninterest expense for the first six months of 2014 compared with the first six months of 2013 primarily reflected a decrease in collection expenses, insurance costs, and taxes, partially offset by an increase in compensation and benefits. Because of the Company's strengthened capital position, the Company expects to further reduce its risk-related operating expenses, like FDIC insurance costs, accounting costs, foreclosed asset and collection expenses, and D&O insurance costs, in the second half of 2014.

About the Company

Atlantic Coast Financial Corporation is the holding company for Atlantic Coast Bank, a federally chartered and insured stock savings bank. It is a community-oriented financial institution serving northeastern Florida and southeastern Georgia markets. Investors may obtain additional information about Atlantic Coast Financial Corporation on the Internet at www.AtlanticCoastBank.net, under Investor Information.

Forward-looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These statements relate to future events or future predictions, including events or predictions relating to our future financial performance, and are generally identifiable by the use of forward-looking terminology such as "believe," "expects," "may," "will," "should," "plan," "intend," "on condition," "target," "estimates," "preliminary," or "anticipates" or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances or effects, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in demand for financial services, state of the banking industry generally, uncertainties associated with newly developed or acquired operations, and market disruptions. The Company undertakes no obligation to publicly release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

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ACFC Reports Second Quarter Results

July 30, 2014

ATLANTIC COAST FINANCIAL CORPORATION

Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)

The following table provides a reconciliation of net income (loss) and income (loss) per diluted share in accordance with GAAP to adjusted net income (loss) and adjusted income (loss) per diluted share, both non-GAAP measures, in accordance with applicable regulatory requirements. The Company provides non-GAAP earnings information to improve the comparability of its results, provide additional insight into the Company's results, and to allow readers to more clearly assess the fundamental operations of the Company.

	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Noninterest expense as reported	$5,288	$4,913	$6,247	$10,201	$13,104
Less merger-related costs	--	--	1,137	--	1,294
Adjusted noninterest expense	$5,288	$4,913	$5,110	$10,201	$11,810

Net income (loss) as reported	$225	$206	$(1,554)	$431	$(3,593)
Less merger-related costs	--	--	1,137	--	1,294
Adjusted net income (loss)	$225	$206	$(417)	$431	$(2,299)

Income (loss) per diluted share as reported	$0.02	$0.01	$(0.62)	$0.03	$(1.43)
Less merger-related costs	--	--	0.45	--	0.52
Adjusted income (loss) per diluted share	$0.02	$0.01	$(0.17)	$0.03	$(0.91)

Efficiency ratio as reported	89.51%	87.47%	105.67%	88.51%	109.53%
Less merger-related costs	--	--	19.23%	--	10.82%
Adjusted efficiency ratio	89.51%	87.47%	86.43%	88.51%	98.71%

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ACFC Reports Second Quarter Results

July 30, 2014

ATLANTIC COAST FINANCIAL CORPORATION

Statements of Operations (Unaudited)

(Dollars in thousands, except per share amounts)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Interest and dividend income:
Loans, including fees	$5,901	$5,879	$6,712	$11,780	$13,673
Securities and interest-earning deposits in other financial institutions	1,030	1,046	674	2,076	1,248
Total interest and dividend income	6,931	6,925	7,386	13,856	14,921

Interest expense:
Deposits	629	662	867	1,291	1,749
Securities sold under agreements to repurchase	827	975	1,196	1,802	2,378
Federal Home Loan Bank advances	1,148	1,131	1,144	2,279	2,278
Total interest expense	2,604	2,768	3,207	5,372	6,405

Net interest income	4,327	4,157	4,179	8,484	8,516
Provision for portfolio loan losses	350	450	1,219	800	2,453
Net interest income after provision for portfolio loan losses	3,977	3,707	2,960	7,684	6,063

Noninterest income:
Service charges and fees	680	637	750	1,317	1,497
Gain on sale of loans held-for-sale	269	224	299	493	633
Gain on sale of securities available-for-sale	7	--	--	7	--
Bank owned life insurance earnings	119	90	98	209	197
Interchange fees	388	373	404	761	799
Other	118	136	182	254	322
Noninterest income	1,581	1,460	1,733	3,041	3,448

Noninterest expense:
Compensation and benefits	2,633	2,287	2,127	4,920	4,403
Occupancy and equipment	492	491	482	983	965
FDIC insurance premiums	358	384	442	742	882
Foreclosed assets, net	13	6	(171)	19	(189)
Data processing	365	293	446	658	776
Outside professional services	405	383	1,070	788	1,958
Collection expense and repossessed asset losses	130	164	676	294	1,588
Other	892	905	1,175	1,797	2,721
Noninterest expense	5,288	4,913	6,247	10,201	13,104

Income (loss) before income tax expense	270	254	(1,554)	524	(3,593)
Income tax expense	45	48	--	93	--
Net income (loss)	$225	$206	$(1,554)	$431	$(3,593)

Net income (loss) per basic and diluted share	$0.02	$0.01	$(0.62)	$0.03	$(1.43)

Basic and diluted weighted average shares outstanding	15,392	15,391	2,504	15,391	2,504

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ACFC Reports Second Quarter Results

July 30, 2014

ATLANTIC COAST FINANCIAL CORPORATION

Balance Sheets (Unaudited)

(Dollars in thousands)

	June 30, 2014	Dec. 31, 2013	June 30, 2013
ASSETS
Cash and due from financial institutions	$4,419	$2,889	$3,758
Short-term interest-earning deposits	28,292	111,305	74,201
Total cash and cash equivalents	32,711	114,194	77,959
Investment securities:
Securities available-for-sale	179,552	159,732	160,856
Securities held-to-maturity	18,733	19,266	--
Total investment securities	198,285	178,998	160,856
Portfolio loans, net of allowance of $6,985, $6,946 and $10,029, respectively	405,334	371,956	386,285
Other loans:
Held-for-sale	4,989	1,656	2,217
Warehouse	22,306	20,523	60,653
Total other loans	27,295	22,179	62,870

Federal Home Loan Bank stock, at cost	6,287	5,879	5,879
Land, premises and equipment, net	14,292	14,253	14,279
Bank owned life insurance	16,353	16,143	15,960
Other real estate owned	5,418	5,225	12,861
Accrued interest receivable	1,951	1,826	1,971
Other assets	2,162	2,980	3,274
Total assets	$710,088	$733,633	$742,194

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$42,055	$34,782	$43,889
Interest-bearing demand	67,606	68,954	73,240
Savings and money markets	168,774	172,552	174,777
Time	165,511	183,810	210,238
Total deposits	443,946	460,098	502,144
Securities sold under agreements to purchase	66,300	92,800	92,800
Federal Home Loan Bank advances	125,000	110,000	110,000
Accrued expenses and other liabilities	4,475	5,210	6,085
Total liabilities	639,721	668,108	711,029

Common stock, additional paid-in capital, retained deficit, and other equity	73,426	73,084	36,006
Accumulated other comprehensive income (loss)	(3,059)	(7,559)	(4,841)
Total stockholders' equity	70,367	65,525	31,165
Total liabilities and stockholders' equity	$710,088	$733,633	$742,194

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ACFC Reports Second Quarter Results

July 30, 2014

ATLANTIC COAST FINANCIAL CORPORATION

Selected Consolidated Financial Ratios and Other Data (Unaudited)

(Dollars in thousands)

	At and for the Three Months Ended June 30,		At and for the Six Months Ended June 30,
	2014	2013	2014	2013
Interest rate
Net interest spread	2.40%	2.20%	2.30%	2.24%
Net interest margin	2.59%	2.35%	2.51%	2.39%

Average balances
Portfolio loans receivable, net	$400,542	$403,263	$390,479	$411,583
Total interest-earning assets	668,099	710,255	684,993	713,086
Total assets	706,426	747,856	713,335	750,315
Deposits	453,796	503,467	456,341	504,828
Total interest-bearing liabilities	590,312	661,095	599,285	663,015
Total liabilities	636,480	710,982	644,494	712,419
Stockholders' equity	69,946	36,874	68,841	37,896

Performance ratios (annualized)
Return on average total assets	0.13%	-0.83%	0.12%	-0.96%
Return on average stockholders' equity	1.29%	-16.86%	1.25%	-18.96%
Ratio of operating expenses to average total assets	2.99%	3.34%	2.86%	3.49%
Efficiency ratio*	89.51%	105.67%	88.51%	109.53%

Credit and liquidity ratios
Nonperforming loans	$4,033	$12,368	$4,033	$12,368
Foreclosed assets	5,418	12,861	5,418	12,861
Impaired loans	26,232	26,230	26,232	26,230
Nonperforming assets to total assets	1.33%	3.40%	1.33%	3.40%
Nonperforming loans to total portfolio loans	0.98%	3.12%	0.98%	3.12%
Allowance for loan losses to nonperforming loans	173.20%	81.09%	173.20%	81.09%
Allowance for loan losses to total portfolio loans	1.69%	2.53%	1.69%	2.53%
Net charge-offs to average outstanding portfolio loans (annualized)	0.31%	1.79%	0.39%	1.69%
Ratio of gross portfolio loans to total deposits	92.88%	78.92%	92.88%	78.92%

Capital ratios
Tangible stockholders' equity to tangible assets**	9.91%	4.20%	9.91%	4.20%
Average stockholders' equity to average total assets	9.90%	4.93%	9.65%	5.05%

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* The efficiency ratio is a measure of the Bank’s overhead as a percentage of revenue.

** Non-GAAP measure.

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